BANK OF AMERICA CORPORATION

UNDERWRITING AGREEMENT

New York, New York
September 6, 2006

To the Representatives
named in Schedule I
hereto of the Underwriters
named in Schedule II hereto

Dear Ladies and Gentlemen:

Bank of America Corporation, a Delaware corporation (the "Company"), proposes to issue and sell to the underwriters named in Schedule II hereto (the "Underwriters"), for whom you are acting as representatives (the "Representatives"), 30,000,000 depositary shares (the "Initial Shares") each representing a 1/1000th interest in a share of the Company's perpetual 6.204% Non-Cumulative Preferred Stock, Series D (the "Preferred Stock").  The Preferred Stock, when issued, will be deposited against delivery of Depositary Receipts (the "Depositary Receipts"), which will evidence the depositary shares, that are to be issued by Computershare Trust Company, N.A., as depository (the "Depository") under the Deposit Agreement to be dated September 6, 2006 by and among the Company, Computershare Shareholder Services, Inc., the Depository and the holders from time to time of the Depositary Receipts described therein (the "Deposit Agreement").

The Company also grants to the Underwriters, severally and not jointly, the option described in Section 2 to purchase up to 4,500,000 additional depositary shares, each representing a 1/1000th interest in a share of the Preferred Stock (the "Option Shares"), to cover over-allotments.  The Initial Shares and the Option Shares also are referred to herein as the "Depositary Shares" and the "Shares" and, where appropriate herein, reference to the Shares includes the underlying shares of Preferred Stock.  Such Depositary Shares are to be sold to each Underwriter, acting severally and not jointly, in such amounts as are listed in Schedule II opposite the name of each Underwriter.  The Shares are described more fully in the Prospectus, referred to below.  If the firm or firms listed in Schedule II hereto include only the firm or firms listed in Schedule I hereto, then the terms "Underwriters" and "Representatives", as used herein, each shall be deemed to refer to such firm or firms.

            1.                  Representations and Warranties.

                                (a)                The Company represents and warrants to, and agrees with, each Underwriter that:

                                                     (i)                  The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 333-133852), which contains a base prospectus (the "Base Prospectus"), to be used in connection with the public offering and sale of the Shares.  Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, at each time of effectiveness under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the "Securities Act"), including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the "Exchange Act"), is called the "Registration Statement."  Any preliminary prospectus supplement to the Base Prospectus that describes the Shares and the offering thereof and is used prior to filing of the Prospectus is called, together with the Base Prospectus, a "preliminary prospectus."  The term "Prospectus" shall mean the prospectus supplement relating to the Shares, together with the Base Prospectus, that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed and delivered by the parties hereto (the "Execution Time").  Any reference herein to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S‑3 under the Securities Act; any reference to any amendment or supplement to any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such preliminary prospectus or Prospectus, as the case may be, under the Exchange Act, and incorporated by reference in such preliminary prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement.  All references in this Agreement to the Registration Statement, a preliminary prospectus, the Prospectus, or any amendments or supplements to any of the foregoing shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

                                              (ii)                The term "Disclosure Package" shall mean (A) the preliminary prospectus, as it may be amended or supplemented, (B) the issuer free writing prospectuses as defined in Rule 433 of the Securities Act (each, an "Issuer Free Writing Prospectus"), if any, identified in Schedule III hereto; (C) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package, and (D) the Final Term Sheet (as defined herein), which also shall be identified in Schedule III hereto.  As of 5:00 p.m. (Eastern time) on the date of this Agreement (the "Applicable Time"), the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter specifically for use therein, it being understood and agreed that such information furnished by or on behalf of any Underwriter consists only of the information described as such in Section 8(b) hereof (the "Underwriter Information").

                                             (iii)               As of the date hereof, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) under the Securities Act, when any supplement or amendment to the Prospectus is filed with the Commission, at the Closing Date (as hereinafter defined) and, with respect to the Registration Statement in (A) and (B) below, as of the Applicable Time, (A) the Registration Statement is effective, the Registration Statement, as amended as of any such time, and the Prospectus, as amended or supplemented as of any such time complied, complies or will comply in all material respects with the applicable provisions of

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 the Securities Act and the Exchange Act, (B) the Registration Statement, as amended as of any such time, did not, does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (C) the Prospectus, as amended or supplemented as of any such time, did not, does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the Underwriter Information.  The documents which are incorporated by reference in the Registration Statement, the Disclosure Package, the preliminary prospectus or the Prospectus or from which information is so incorporated by reference, when they were filed with the Commission, complied in all material respects with the requirements of the Securities Act, the Exchange Act, as applicable, and did not, when such documents were so filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The Commission has not issued any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the preliminary prospectus or the Prospectus, and the Company is without knowledge that any proceedings have been instituted for either purpose.

                                           (iv)              (A) At the earliest time after the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) and (B) as of the date of the execution and delivery of this Agreement (with such date being used as a determination date for purposes of this clause (B)), the Company neither was nor is an Ineligible Issuer (as defined in Rule 405 of the Securities Act).

                                          (v)                Neither any Issuer Free Writing Prospectus nor the Final Term Sheet, as of its issue date and at all subsequent times through the completion of the offering contemplated hereby or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not, and will not include any information that conflicted, conflicts, or will conflict with the information contained in the Registration Statement, including any document incorporated by reference therein, the preliminary prospectus or the Prospectus, that has not been superseded or modified.  If at any time following issuance of an Issuer Free Writing Prospectus and prior to the end of the Prospectus Delivery Period (as defined below), there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the preliminary prospectus or the Prospectus, the Company has promptly notified or will promptly notify the Representatives and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict.  The foregoing two sentences do not apply to statements in or omissions from an Issuer Free Writing Prospectus based upon and in conformity with Underwriter Information.

                                         (vi)              The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriters' distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than the

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 Registration Statement, the preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus reviewed and consented to by the Underwriters and included in Schedule III hereto.

                                       (vii)             (A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 of the Securities Act, and (D) at the Execution Time (with such date being used as the determination date for purposes of this clause (D)), the Company was and is a "well‑known seasoned issuer" as defined in Rule 405 of the Securities Act.  The Registration Statement is an "automatic shelf registration statement," as defined in Rule 405 of the Securities Act, the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form and the Company has not otherwise ceased to be eligible to use the automatic shelf registration statement form.

                                      (viii)           The Deposit Agreement has been duly authorized and when validly executed and delivered by the Company will constitute a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and further subject to 12 U.S.C. §1818(b)(6)(D) (or any successor statute) and similar bank regulatory powers and to the application of principles of public policy; the Depositary Shares are entitled to the benefits of the Deposit Agreement; and such Deposit Agreement will conform to the description thereof in the Disclosure Package and the Prospectus.

                                      (ix)              The Preferred Stock, including any shares of Preferred Stock subject to the over-allotment option described in Section 2 hereof, and the Depositary Shares have been duly and validly authorized for issuance and sale, and, when the Initial Shares and any Option Shares are issued and delivered against payment therefor pursuant to this Agreement, the Preferred Stock and the Depositary Shares will be duly and validly issued and fully paid and non-assessable; all corporate action required to be taken for the authorization, issue and sale of the Depositary Shares has been validly and sufficiently taken and upon deposit of the Preferred Stock with the Depository pursuant to the Deposit Agreement and the due execution by the Depository of the Deposit Agreement and the Depositary Receipts, in accordance with the Deposit Agreement, such Depositary Shares will represent legal and valid interests in the Preferred Stock; and the Preferred Stock and the Depositary Shares conform to the description thereof contained in the Registration Statement and Prospectus, as amended or supplemented.

                                      (x)                The issue and sale of the Preferred Stock and the Depositary Shares and the compliance by the Company with all of the provisions thereof and of this Agreement and the Deposit Agreement, and the consummation of the transactions herein and therein contemplated, and the performance of its obligations hereunder and thereunder, will not contravene any provision of applicable law, the certificate of incorporation or bylaws of the

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 Company or articles of association or bylaws of the Principal Subsidiary Bank or any agreement or other instrument binding upon the Company or the Principal Subsidiary Bank that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary; and no consent, approval, authorization or order of, or qualification with, any governmental or regulatory body is required for the performance by the Company of its obligations under this Agreement or the Deposit Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

                         (b)               Each Underwriter, severally and not jointly, represents and agrees that it has not and will not, directly or indirectly, offer, sell or deliver any of the Depositary Shares or distribute the preliminary prospectus, the Prospectus or any other offering materials relating to the Shares in or from any jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance with any applicable laws and regulations thereof and that, to the best of its knowledge and belief, will not impose any obligations on the Company except as set forth herein.

           2.                  Purchase and Sale.       Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company at the purchase price set forth in Schedule I hereto the respective number of Initial Shares set forth opposite such Underwriter's name in Schedule II hereto.

In addition, on the basis of the representations and warranties contained herein, and subject to the terms and conditions set forth herein, the Company grants an option to the Underwriters, severally and not jointly, to purchase the Option Shares at the same price per share determined as provided above for the Initial Shares.  The option hereby granted will expire 30 days after the date hereof, and may be exercised, in whole or in part (but not more than once), only for the purpose of covering over-allotments upon notice by the Representatives to the Company setting forth the number of Option Shares as to which the several Underwriters are exercising the option, and the time and date of payment and delivery thereof.  Such time and date of delivery (the "Date of Delivery") shall be determined by the Representatives but shall not be later than seven full business days after the exercise of such option and not in any event prior to the Closing Date (as defined below).  If the option is exercised as to all or any portion of the Option Shares, the Option Shares as to which the option is exercised shall be purchased by the Underwriters severally and not jointly, in proportion to, as nearly as practicable, their respective Initial Shares underwriting obligations as set forth on Schedule II.

          3.                  Delivery and Payment.  Delivery of and payment for the Initial Shares shall be made on the date and at the time specified in Schedule I hereto, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereto (such date and time of delivery and payment for the Initial Shares being herein called the "Closing Date").  Delivery of the Initial Shares shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof in the manner set forth in Schedule I hereto.  Unless otherwise agreed, Depositary Receipts for the Initial Shares shall be in book-

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entry form, and such Depositary Receipts may be deposited with The Depositary Trust Company ("DTC") or a custodian for DTC and registered in the name of Cede & Co., as nominee for DTC.

In addition, in the event that any or all of the Option Shares are purchased by the Underwriters, delivery and payment for the Option Shares shall be made at the office specified for delivery of the Initial Shares in Schedule I hereto, or at such other place as the Company and the Representatives shall determine, on the Date of Delivery as specified in the notice from the Representatives to the Company.  Delivery of the Option Shares shall be made to the Representatives against payment by the Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company in the manner set forth in Schedule I hereto.  Unless otherwise agreed, Depositary Receipts for the Option Shares shall be in the form set forth in Schedule I hereto, and such Depositary Receipts shall be registered in such names and in such denominations as the Representatives may request not less than three full business days in advance of the Date of Delivery.

           4.                  Agreements.  The Company agrees with the several Underwriters that:

                             (a)                During the period beginning on the Applicable Time and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer (except for delivery requirements imposed because such Underwriter or dealer is an affiliate of the Company), including in circumstances where such requirement may be satisfied pursuant to Rule 172 (the "Prospectus Delivery Period"), the Company will not file any amendment to the Registration Statement or supplement to the Base Prospectus or the Disclosure Package (including the Prospectus) unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object.  Subject to the foregoing sentence, the Company will cause the Prospectus to be filed with the Commission pursuant to Rule 424 via EDGAR.  The Company will advise the Representatives promptly (i) when the preliminary prospectus and the Prospectus shall have been filed with the Commission pursuant to Rule 424, (ii) when any amendment to the Registration Statement or the Disclosure Package relating to the Shares shall have become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or amendment of or supplement to the Prospectus or the Disclosure Package or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.  The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

                          (b)               If, at any time during the Prospectus Delivery Period, except with respect to any such delivery requirement imposed upon an affiliate of the Company in connection with any secondary market sales, any event occurs as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made or then prevailing, as the case may be, not

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 misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Prospectus to comply with the Securities Act or the Exchange Act, the Company promptly will prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance (including, if consented to by the Underwriters, by means of an Issuer Free Writing Prospectus), and will give immediate notice, and confirm in writing, to the Underwriters to cease the solicitation of offers to purchase the Depositary Shares, and furnish to the Underwriters a reasonable number of copies of such amendment or supplement.

                          (c)                The Company will make generally available to its security holders and to the Representatives as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

                         (d)               The Company will furnish to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and each amendment thereto which shall become effective on or prior to the Closing Date and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act, as many copies of the preliminary prospectus, or the Prospectus and any amendments thereof and supplements thereto as the Representatives may reasonably request.  The Company will pay the expenses of printing all documents relating to the offering.

                        (e)                The Company will arrange for the qualification of the Depositary Shares for sale under the laws of such jurisdictions as the Representatives may reasonably designate, will maintain such qualifications in effect so long as required for the distribution of the Depositary Shares and will arrange for the determination of the legality of the Depositary Shares for purchase by investors; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

                        (f)                 Until the business day following the Closing Date, the Company will not, without the consent of the Representatives, offer or sell, or announce the offering of, any securities covered by the Registration Statement or by any other registration statement filed under the Securities Act; provided, however, the Company may, at any time, offer or sell or announce the offering of securities (i) covered by a registration statement on Form S-8 or (ii) covered by a registration statement on Form S-3 and (A) pursuant to which the Company issues securities under one of the Company's medium-term note programs (including, without limitation, the Company's Series K Medium-Term Note Program and the Company's InterNotes Program) or (B) pursuant to which the Company issues securities for its dividend reinvestment plan.

                        (g)                The Company will prepare a final term sheet containing only a description of the Securities, in a form approved by the Representatives and contained in Schedule IV of this

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 Agreement, and will file the such term sheet pursuant to Rule 433(d) under the Securities Act as promptly as possible, but in any case not later than the time required by such rule (such term sheet, the "Final Term Sheet").

                        (h)                The Company represents that it has not made and agrees that, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a "free writing prospectus" (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the Representatives shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule III hereto.  Any such free writing prospectus consented to by the Representatives is hereinafter referred to as a "Permitted Free Writing Prospectus."  The Company agrees that (i) it has treated and will treat as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.  The Company consents to the use by any Underwriter of a free writing prospectus that (a) is not an "issuer free writing prospectus" as defined in Rule 433, and (b) contains only (i) information describing the preliminary terms of the Shares or their offering, (ii) information permitted by Rule 134 under the Securities Act or (iii) information that describes the final terms of the Shares or their offering and that is included in the Final Term Sheet of the Company contemplated in paragraph (g) above.

                          (i)                  If immediately prior to the third anniversary (the "Renewal Deadline") of the initial effective date of the Registration Statement, any of the Shares remain unsold by the Underwriters, the Company will prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form satisfactory to the Representatives.  If the Company is no longer eligible to file an automatic shelf registration statement, the Company will prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form satisfactory to the Representatives, and will use its best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline.  The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares.  References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

                          (j)                 If at any time when Shares remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Shares, in a form satisfactory to the Representatives, (iii) use its best efforts to cause such registration statement of post-effective amendment to be declared effective and (iv) promptly notify the Representatives of such effectiveness.  The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the registration statement

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 that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible.  References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

                         (k)               The Company agrees to pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act.

                5.                  Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Shares shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the Closing Date (including the filing of any document incorporated by reference therein) and as of the Closing Date, to the accuracy of the statements of the Company made in any certificates furnished pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

                          (a)                For the period from and after effectiveness of this Agreement and prior to the Closing Date:

                                             (i)                  no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission, and the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form (unless the Shares are duly registered in the manner contemplated by Rule 401(g)(2) to the satisfaction of the Representatives prior to the Closing Date);

                                             (ii)                the Company shall have filed the preliminary prospectus and the Prospectus with the Commission (including the information required by Rule 430B under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430B, and such post-effective amendment shall have become effective (if not automatically effective under the rules of the Commission);

                                             (iii)               the Final Term Sheet, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings under such Rule or, to the extent applicable, under Rule 164(b); and

                                             (iv)              the NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

                        (b)               The Company shall have furnished to the Representatives the opinion of Helms Mulliss & Wicker, PLLC, counsel for the Company, dated the Closing Date, to the effect of paragraphs (i) and (v) through (xiv) below, and the opinion of the General Counsel of the

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 Company (or such other attorney, reasonably acceptable to counsel to the Underwriters, who exercises general supervision or review in connection with a particular securities law matter for the Company), dated the Closing Date, to the effect of paragraphs (ii) through (iv) below:

                                              (i)                  the Company is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its properties and conduct its business as described in the Disclosure Package and the Prospectus, and is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended; Bank of America, N.A. (the "Principal Subsidiary Bank") is a national banking association formed under the laws of the United States and authorized thereunder to transact business;

                                              (ii)                each of the Company and the Principal Subsidiary Bank is qualified or licensed to do business as a foreign corporation in any jurisdiction in which such counsel has knowledge that the Company or the Principal Subsidiary Bank, as the case may be, is required to be so qualified or licensed;

                                             (iii)               all the outstanding shares of capital stock of the Principal Subsidiary Bank have been duly and validly authorized and issued and are fully paid and (except as provided in 12 U.S.C. § 55, as amended) nonassessable, and, except as otherwise set forth in the Disclosure Package and the Prospectus, all outstanding shares of capital stock of the Principal Subsidiary Bank (except directors' qualifying shares) are owned, directly or indirectly, by the Company free and clear of any perfected security interest and such counsel is without knowledge of any other security interests, claims, liens or encumbrances;

                                             (iv)              such counsel is without knowledge that (1) there is any pending or threatened action, suit or proceeding before or by any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries, of a character required to be disclosed in the Registration Statement, the Disclosure Package, or the Prospectus which is omitted or not adequately disclosed therein, or (2) any franchise, contract or other document of a character required to be described in the Registration Statement, the Disclosure Package, or the Prospectus, or to be filed as an exhibit to the Registration Statement, is not so described or filed as required;

                                            (v)                the Deposit Agreement, the Depositary Shares and the Preferred Stock conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Prospectus;

                                            (vi)              the Company has filed a preliminary listing application and all required supporting documents with respect to the Depositary Shares with the New York Stock Exchange, and such counsel has received no information stating that the Depositary Shares will not be authorized for listing, subject to official notice of issuance and evidence of satisfactory distribution;

                                           (vii)             the Registration Statement has become effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, has been issued, and such counsel is

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 without knowledge that any proceeding for that purpose has been instituted or threatened, or that the Company has received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to the use of the automatic shelf registration statement form; and the Registration Statement, the Disclosure Package, and the Prospectus and each amendment thereof or supplement thereto (other than the financial statements and other financial and statistical information contained therein or incorporated by reference therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act;

                                          (viii)           this Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and except insofar as the enforceability of the indemnity and contribution provisions contained in this Agreement may be limited by federal and state securities laws, and further subject to 12 U.S.C. §1818(b)(6)(D) (or any successor statute) and similar bank regulatory powers and to the application of principles of public policy;

                                           (ix)              no authorization, approval, consent or order of any court or governmental agency or body in the United States is necessary or required on behalf of the Company for the consummation of the transactions contemplated herein, except such as have been obtained under the Securities Act and such as may be required under the blue sky, state securities or insurance or similar laws of the United States in connection with the purchase and distribution of the Depositary Shares by the Underwriters and such other approvals (specified in such opinion) as have been obtained;

                                           (x)                such counsel is without knowledge of any rights to the registration of securities of the Company under the Registration Statement which have not been waived by the holders of such rights or which have not expired by reason of lapse of time following notification of the Company's intention to file the Registration Statement;

                                          (xi)              the shares of Preferred Stock, and any shares of Preferred Stock as to which the option granted in Section 2 of this Agreement has been exercised, have been duly authorized and, when paid for as contemplated herein, will be duly issued, fully paid and nonassessable;

                                          (xii)             the Depositary Shares, including any Depositary Shares subject to the over-allotment option granted in Section 2 of this Agreement, have been duly and validly authorized for issuance and sale, and, when the Initial Shares and any Option Shares are issued and delivered against payment therefor pursuant to this Agreement, the Depositary Shares will be duly and validly issued and fully paid and non-assessable; and all corporate action required to be taken for the authorization, issue and sale of the Depositary Shares has been validly and sufficiently taken and the Depositary Shares represent legal and valid interests in the Preferred Stock.

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                                         (xiii)           neither the issuance and sale of the Preferred Stock or the Depositary Shares, nor the consummation of any other of the transactions herein contemplated or contemplated by the Deposit Agreement nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach of, or constitute a default under (1) the certificate of incorporation or by-laws of the Company, each as amended to date, or (2) the terms of any indenture or other material agreement or instrument known to such counsel and to which the Company or the Principal Subsidiary Bank is a party or bound, or (3) any order, law or regulation known to such counsel to be applicable to the Company or the Principal Subsidiary Bank of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or the Principal Subsidiary Bank; and

                                         (xiv)           the Deposit Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and further subject to 12 U.S.C. §1818(b)(6)(D) (or any successor statute) and similar bank regulatory powers and to the application of principles of public policy.

In rendering such opinion, but without opining in connection therewith, such counsel also shall state that, although it expresses no view as to portions of the Registration Statement, the Disclosure Package, or the Prospectus consisting of financial statements and other financial, accounting and statistical information and it has not independently verified, is not passing upon and assumes no responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package, or the Prospectus or any amendment or supplement thereto (other than as stated in (v) above), it has no reason to believe that such remaining portions of the Registration Statement or any amendment thereto as of the time it became effective, as of the Applicable Time or as of the date of such opinion, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that, subject to the foregoing with respect to financial statements and other financial, accounting and statistical information, the Disclosure Package, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statement therein, in light of the circumstances under which they were made, not misleading, or that the Prospectus, as amended or supplemented, as of its date or as of the date of such opinion contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of North Carolina, the United States, or the General Corporation Law of the State of Delaware to the extent deemed proper and specified in such opinion, upon the opinion of counsel to the Underwriters, or upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Underwriters; and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and its subsidiaries and public officials.

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                     (c)                The Representatives shall have received from Morrison & Foerster LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Initial Shares, the Registration Statement, the Disclosure Package, and the Prospectus and any other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                      (d)               The Company shall have furnished to the Representatives a certificate of the Company, signed by any Senior Vice President or Treasurer or any other authorized officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, and the Prospectus and this Agreement and they are without knowledge that:

                                          (i)                  the representations and warranties of the Company in this Agreement are not true and correct with the same force and effect as though expressly made at and as of the Closing Date and the Company has not performed or complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

                                         (ii)                any stop order suspending the effectiveness of the Registration Statement has been issued or any proceedings for that purpose have been instituted or threatened by the Commission; and

                                         (iii)               since the date of the most recent financial statements included in the Disclosure Package and the Prospectus, there has been any material adverse change or any development involving a prospective material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus.

                     (e)                At the time this Agreement is executed, PricewaterhouseCoopers LLP shall have furnished to the Representatives a letter or letters (which may refer to letters previously delivered to one or more of the Representatives), dated as of the date of this Agreement, in form and substance satisfactory to the Representatives, confirming that the response, if any, to Item 10 of the Registration Statement is correct insofar as it relates to them and stating in effect that:

                                         (i)                  They are an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).

                                         (ii)                In their opinion, the consolidated financial statements of the Company and its subsidiaries audited by them and included or incorporated by reference in the Registration Statement, the preliminary prospectus and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the related rules and regulations adopted by the Commission.

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                                         (iii)               On the basis of procedures (but not an audit in accordance with generally accepted auditing standards) consisting of:

                                (a)                Reading the minutes of the meetings of the stockholders, the board of directors, executive committee and audit committee of the Company and the boards of directors of the Principal Subsidiary Bank as set forth in the minute books through a specified date not more than five business days prior to the date of delivery of such letter;

                                (b)               Performing the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Accounting Standards No. 100, Interim Financial Information, on the unaudited condensed consolidated interim financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement , the preliminary prospectus and the Prospectus and reading the unaudited interim financial data, if any, for the period from the date of the latest balance sheet included or incorporated by reference in the Registration Statement, the preliminary prospectus and the Prospectus to the date of the latest available interim financial data; and

                               (c)                Making inquiries of certain officials of the Company who have responsibility for financial and accounting matters regarding the specific items for which representations are requested below;

nothing has come to their attention as a result of the foregoing procedures that caused them to believe that:

            (1)               the unaudited condensed consolidated interim financial statements, included or incorporated by reference in the Registration Statement, the preliminary prospectus and the Prospectus, do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the published rules and regulations thereunder;

                     (2)               any material modifications should be made to the unaudited condensed consolidated interim financial statements, included or incorporated by reference in the Registration Statement, the preliminary prospectus and the Prospectus, for them to be in conformity with generally accepted accounting principles;

                      (3)               (i) at the date of the latest available interim financial data and at the specified date not more than five business days prior to the date of the delivery of such letter, there was any change in the common stock and additional paid-in capital or the consolidated long-term debt (other than scheduled repayments of such debt) of the Company and the subsidiaries on a consolidated basis as compared with the amounts shown in the latest balance sheet included or incorporated by reference in the Registration Statement, the preliminary prospectus and the Prospectus or (ii) for the period from the date of the latest available financial data to a specified date not more than five business days prior

                                                                                        14

 to the delivery of such letter, there was any change in the common stock and additional paid-in capital or the consolidated long-term debt (other than scheduled repayments of such debt) of the Company and the subsidiaries on a consolidated basis, except in all instances for changes or decreases which the Registration Statement, the preliminary prospectus and the Prospectus discloses have occurred or may occur, or PricewaterhouseCoopers LLP shall state any specific changes or decreases.

                                                  (iv)              The letter shall also state that PricewaterhouseCoopers LLP has carried out certain other specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included or incorporated by reference in the Registration Statement, the preliminary prospectus and the Prospectus and which are specified by the Representatives and agreed to by PricewaterhouseCoopers LLP, and has found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter.

In addition, on the Closing Date, PricewaterhouseCoopers LLP shall have furnished to the Representatives a letter or letters, dated the date of this Agreement, in form and substance satisfactory to the Representatives, to the effect set forth in this paragraph (e) and in Schedule I hereto.

                                 (f)                 Subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 5 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or other), earnings, business or properties of the Company and its subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or the delivery of the Shares as contemplated by the Registration Statement, the Disclosure Package and the Prospectus.

                                (g)                Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

                                (h)                On or after the date hereof and prior to the Closing Date, (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities.

                                 (i)                  The Representatives shall have received on the Closing Date a certificate of the Depository.

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                                (j)                 The Deposit Agreement shall have been duly authorized, executed and delivered, in a form reasonably satisfactory to the Representatives.

                                (k)               The Depositary Shares to be sold by the Company at such time of delivery shall have been authorized for listing, subject to notice of issuance, on the New York Stock Exchange.

                                (l)                  There shall not have come to the Representatives' attention any facts that would cause the Representatives to believe that the Disclosure Package, as of the Applicable Time, or the Prospectus, at the time it was required to be delivered to a purchaser of the Depositary Shares, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading.

If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and their counsel, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives.  Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

               6.                  Payment of Expenses.  The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing, delivery to the Underwriters and filing of the Registration Statement, any Issuer Free Writing Prospectus, the preliminary prospectus and the Prospectus as originally filed and of each amendment or supplement thereto, (ii) the copying of this Agreement, (iii) the preparation, issuance and delivery of the certificates for the Depositary Shares to the Underwriters, including capital duties, stamp duties and transfer taxes, if any, payable upon issuance of any of the Shares, the sale of the Depositary Shares to the Underwriters and the fees and expenses of any transfer agent or trustee for the Shares, (iv) the fees and disbursements of the Company's counsel and accountants, (v) the qualification of the Shares under state securities laws in accordance with the provisions of Section 4(e), including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky Survey, (vi) the printing and delivery to the Underwriters of copies of any Blue Sky Survey, and (vii) the fees of the National Association of Securities Dealers, Inc., (ix) any fees charged by rating agencies for the rating of the Depositary Shares and (x) the fees and expenses of any depository and any nominee thereof in connection with the Depositary Shares.

If the sale of the Depositary Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 5 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Depositary Shares.

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               7.                  Conditions to Purchase of Option Shares.  In the event the Underwriters exercise the option granted in Section 2 hereof to purchase all or any portion of the Option Shares and the Date of Delivery determined by the Representatives pursuant to Section 2 is later than the Closing Date, the obligations of the several Underwriters to purchase and pay for the Option Shares that they shall have respectively agreed to purchase hereunder are subject to the accuracy of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

                                  (a)                (i)         no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission, and the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form (unless the Shares are duly registered in the manner contemplated by Rule 401(g)(2) to the satisfaction of the Representatives prior to the Closing Date); and

                                                      (ii)                the NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

                                 (b)               At the Date of Delivery, the Representatives shall have received, each dated the Date of Delivery and relating to the Option Shares:

                                                     (i)                  the favorable opinion of Helms Mulliss & Wicker, PLLC, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, to the same effect as the opinion required by Section 5(b);

                                                    (ii)                the favorable opinion of the General Counsel of the Company (or such other attorney, reasonably acceptable to counsel to the underwriters, who exercises general supervision or review in connection with a particular securities law matter for the Company), in form and substance satisfactory to counsel for the Underwriters, to the same effect as the opinion required by Section 5(b);

                                                   (iii)               the favorable opinion of Morrison & Foerster LLP, counsel for the Underwriters, to the same effect as the opinion required by Section 5(c);

                                                   (iv)              a certificate of any Senior Vice President or Treasurer or any other authorized officer of the Company with respect to the matters set forth in Section 5(d);

                                                    (v)                a letter from PricewaterhouseCoopers LLP, in form and substance satisfactory to the Underwriters, substantially the same in scope and substance as the letter furnished to the Underwriters pursuant to Section 5(e) except that the "specified date" in the letter furnished pursuant to this Section 7(b)(v) shall be a date not more than five days prior to the Date of Delivery;

                                                   (vi)              subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, there shall not have been (A) any change or decrease specified in the letter or letters referred to in paragraph (b)(v) of this Section 7 or (B) any change, or any development involving a prospective change, in or

                                                                                           17

 affecting the earnings, business or properties of the Company and its subsidiaries the effect of which, in any case referred to in clause (A) or (B) above, is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or the delivery of the Shares as contemplated by the Registration Statement, the Disclosure Package and the Prospectus;

                                                 (vii)             a certificate of the Depository pursuant to Section 5(i).

                                                 (viii)           such further information, certificates and documents as the Representatives may reasonably request;

                                                 (ix)              (A) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (B) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities; and

                                                  (x)                there shall not have come to the Representatives' attention any facts that would cause the Representatives to believe that the Disclosure Package, as of the Applicable Time, or the Prospectus, at the time it was required to be delivered to a purchaser of the Shares, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading

If any of the conditions specified in this Section 7 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and their counsel, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Date of Delivery by the Representatives.  Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

                      8.                  Indemnification and Contribution.

                                   (a)                The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Disclosure Package or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not

                                                                                           18

 misleading, and to reimburse each Underwriter and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by Banc of America Securities LLC) as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with the Underwriter Information.  The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

                               (b)               Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, the preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Base Prospectus, the preliminary prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with the Underwriter Information; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.  The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, the Disclosure Package or the Prospectus (or any amendment or supplement thereto) are the names of the Underwriters and the statements set forth in the first, third, seventh and eighth paragraphs under the caption "Underwriting" in the preliminary prospectus and the Prospectus.  The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

                                (c)                Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying

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 party from any liability other than the indemnification obligation provided in paragraph (a) or (b) above.  In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel approved by the Representatives)), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

                            (d)               The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

                             (e)                If the indemnification provided for in Sections 8(a) through (d) is for any reason unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares pursuant

                                                                                             20

 to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus, bear to the aggregate initial public offering price of the Shares as set forth on such cover.  The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.  The provisions set forth in Section 8(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 8; provided, however, that no additional notice shall be required with respect to any action for which notice has been given in accordance with Section 8(c) for purposes of indemnification.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(e).

                        Notwithstanding the provisions of this Section 8(e), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts received by such Underwriter in connection with the Shares underwritten by it.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters' obligations to contribute pursuant to this Section 8(e) are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule II.  For purposes of this Section 8(e), each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.  Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this

                                                                                            21

 paragraph (e), notify such party or parties from whom contribution may be sought, as contemplated by the preceding paragraph.  However, the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (e).

                9.                  Default by an Underwriter.  If any one or more Underwriters shall fail to purchase and pay for any of the Shares agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Shares set forth opposite their names in Schedule II hereto bear to the aggregate amount of Shares set forth opposite the names of all the remaining Underwriters) the Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Shares set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Shares, and if such non-defaulting Underwriters do not purchase all the Shares, this Agreement will terminate without liability to any non-defaulting Underwriter or the Company.  In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Registration Statement, the Disclosure Package, the preliminary prospectus and the Prospectus or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any non-defaulting Underwriter for damages occasioned by its default hereunder.

                 10.              Termination.  This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Shares, if prior to such time (i) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, or (ii) a banking moratorium shall have been declared by Federal or New York State authorities or a material disruption in the commercial banking or securities settlement or clearance services in the United States shall have occurred, or (iii) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis (in the United States or elsewhere) the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, impracticable to market the Shares.

                11.              Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Shares.  The provisions of Section 6 and 8 hereof and this Section 11 shall survive the termination or cancellation of this Agreement.

                12.              Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telegraphed and

                                                                                            22

 confirmed to them, at the address specified in Schedule I hereto, with a copy to:  Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York 10104-0050, Attn: James R. Tanenbaum; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Bank of America Corporation, Corporate Treasury ― Securities Administration, NC1-007-07-06, 100 North Tryon Street, Charlotte, North Carolina 28255, with a copy to each of:  Bank of America Corporation Legal Department, NC1-002-29-01, 101 South Tryon Street, Charlotte, North Carolina 28255, Attn: General Counsel; and Helms Mulliss & Wicker, PLLC, 201 North Tryon Street, Charlotte, North Carolina  28202, Attn: Boyd C. Campbell, Jr.

              13.              Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

              14.              No Fiduciary Duties; Agreement Complete.

                                (a)                The Company acknowledges and agrees that: (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm's-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company, or its affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

                           (b)               This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the several Underwriters, or any of them, with respect to the subject matter hereof.  The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

                 15.              Applicable Law.  This Agreement will be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws.

                                                                                               23

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours, BANK OF AMERICA CORPORATION By: /s/ Karen A. Gosnell Name: Karen A. Gosnell Title: Vice President

The foregoing Agreement is
hereby confirmed and accepted
as of the date specified in
Schedule I hereto.

By:       BANC OF AMERICA SECURITIES LLC

By:       /s/ Lily Chang
            Name: Lily Chang
            Title: Principal

For themselves and the other
several Underwriters, if any,
named in Schedule II to the
foregoing Agreement.

SCHEDULE I

Underwriting Agreement dated September 6, 2006.

Registration Statement No. 333-133852.

Representatives:  Banc of America Securities LLC

Address of Representatives:      c/o Banc of America Securities LLC
                                                214 North Tryon Street
                                                Charlotte, North Carolina
                                                Attention:

Title, Purchase Price and Description of Depositary Shares:

Title:  Depositary Shares, Each Representing a 1/1000th Interest in a Share of 6.204% Preferred Stock, Series D

Purchase price (include type of funds, if applicable): $742,500,000 in federal (same day) funds or wire transfer to an account previously designated to the Representatives by the Company, or if agreed to by the Representatives and the Company, by certified or official bank check or checks.

Other provisions:

Closing Date, Time and Location:  September 14, 2006, 9:00 a.m., New York City time, Office of Morrison & Foerster LLP.

Additional items to be covered by the letter from
PricewaterhouseCoopers LLP delivered pursuant
to Section 5(e) at the time this Agreement is executed: None

                                                                                                 I-1

SCHEDULE II

Underwriters	Number of Initial Shares, Series D to be Purchased
Banc of America Securities LLC................................................	29,100,000
Bear, Stearns & Co. Inc............................................................	300,000
UBS Securities LLC..................................................................	300,000
Loop Capital Markets, LLC......................................................	150,000
The Williams Capital Group, L.P................................................	150,000

Total..................................................................................	30,000,000

                                                                                               II-1

SCHEDULE III

Issuer Free Writing Prospectuses

Final Term Sheet

                                                                                                  III-1

SCHEDULE IV

Filed Pursuant to Rule 433
Registration No. 333-133852

BANK OF AMERICA CORPORATION

 30,000,000 Depositary Shares, Each Representing a 1/1000th Interest in a Share of
6.204% Non-Cumulative Preferred Stock, Series D

FINAL TERM SHEET

Dated September 6, 2006

Issuer:	Bank of America Corporation

Security:	Depositary Shares each representing a 1/1000th interest in a share of Bank of America Corporation 6.204% Non-Cumulative Preferred Stock, Series D

Ratings:	A1 (Moody's)/ A (S&P) / A+ (Fitch)

Size:	30,000,000 Depositary Shares

Maturity:	Perpetual

Trade Date:	September 6, 2006

Settlement Date:	September 14, 2006 (DTC) (T+6)

Dividend Rate (Non-Cumulative):	6.204% (equivalent to $1.551 per depositary share)

Dividend Payment Date:	March 14, June 14, September 14 and December 14 of each year, beginning December 14, 2006

Redemption:	On any Dividend Payment Date on or after September 14, 2011 (subject to limitations described in the prospectus supplement dated September 6, 2006)

Public Offering Price:	$25.00 per depositary share

Underwriting Commissions:	$7,500,000

Net Proceeds (before expenses) to Bank of America Corporation:	$742,500,0000

Lead Manager:	Banc of America Securities LLC

Co-Managers:	Bear, Stearns & Co. Inc.
UBS Securities LLC
Loop Capital Markets, LLC
The Williams Capital Group, L.P.

Listing:	NYSE

CUSIP for the Depositary Shares:	060505831

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may obtain these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, Bank of America Corporation or the lead underwriter will arrange to send you the prospectus if you request it by contacting Bank of America Corporation, Corporate Treasury - Securities Administration, at

1-866-804-5241, or Banc of America Securities LLC, toll free at 1-800-294-1322.  You may also request a copy by e-mail from securities.administration@bankofamerica.com or dg.prospectus_distribution@bofasecurities.com.